Exhibit (10) (ah)

                          AMENDMENT TO PROMISSORY NOTE

         AMENDMENT dated as of March 15, 2000, by and between Murray United Development Corp., a Delaware corporation having a principal business address at P.O. Box 224, Landing, New Jersey ("Borrower"), and Anthony Campo, residing at 28 Overlook Drive, Syosset, New York 11791("Lender").

         WHEREAS, Borrower executed a Promissory Note dated August 1, 1998 in the principal amount of Eight Hundred Seven Thousand Two Hundred Eighty Dollars ($807,280.00) in favor of Lender, representing the outstanding principal indebtedness of Borrower to Lender as of such date (the "Promissory Note"); and

         WHEREAS, under the terms of such Promissory Note Lender has a right to convert all or any portion of the unpaid principal amount of the Promissory Note and/or any accrued and unpaid interest under such Promissory Note at the rate of one (1) share of Common Stock of Borrower for each three quarters of one cent of the aforesaid principal and/or interest elected to be converted; and

         WHEREAS, Lender and Borrower wish to amend the Promissory Note to limit the number of shares of Common Stock of the Borrower that may be acquired by Lender to one hundred million (100,000,000) of such shares of Common Stock of Borrower;

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

         9. Lender hereby agrees that the maximum number of shares of Common Stock of Borrower that he may acquire upon conversion of the outstanding principal and interest of such Promissory Note shall not exceed one hundred million shares (100,000,000).

         10. Except as provided in the previous paragraph, all of the terms and conditions of the Promissory Note shall remain in full force and effect.

         IN WITNESS WHEREOF, the Borrower and Lender have executed this Amendment as of the day and year first above written.

                                        MURRAY UNITED DEVELOPMENT CORP.

                                         By:   S/ DWIGHT FOSTER
                                            Dwight Foster, President and
                                            Chief Executive Officer

                                                S/ ANTHONY CAMPO
                                            Anthony Campo